SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      February 14, 1997
                                                      -----------------

                          The CIT Group Holdings, Inc.
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             (Exact name of registrant as specified in its charter)


      Delaware                1-1861                        13-2994534
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      (State or other         (Commission                   (IRS Employer
      jurisdiction of         File Number)                  Identification No.)
      incorporation)


                           1211 Avenue of the Americas
                            New York, New York 10036
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Registrant's telephone number, including area code    (212) 536-1950
                                                      --------------


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          (Former name or former address, if changed since last report)

Item 5.     Other Events
            ------------

                  The attached  press release,  dated January 23, 1997,  revises and supersedes the original press release, dated January 23, 1997, which was filed with the Securities and Exchange Commission on Form 8-K, dated January 23, 1997. The attached press release was revised to change the entries on the Balance Sheet for Consumer Loans at December 31, 1996 to $3,239.0 million, from $3,562.0 million, and for Lease receivables at December 31, 1996 to $3,562.0 million, from $3,239.0 million. No other revisions were made to the press release or the attached Consolidated Income Statements and Consolidated Balance Sheets.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          THE CIT GROUP HOLDINGS, INC.
                                          -------------------------------
                                          (Registrant)


                                          By /s/ JOSEPH M. LEONE
                                          -------------------------------
                                          Joseph M. Leone
                                          Executive Vice President and
                                          Chief Financial Officer

Dated:  February 14, 1997

REVISED
-------

[Logo of The CIT Group, Inc.]

                                         Contact:  Joseph M. Leone
                                                   Chief Financial Officer
                                                   (201) 740-5752

FROM:      THE CIT GROUP HOLDINGS, INC.
           1211 AVENUE OF THE AMERICAS
           NEW YORK, NY  10036

FOR IMMEDIATE RELEASE
---------------------

          THE CIT GROUP REPORTS SIXTH CONSECUTIVE YEAR OF RECORD EARNINGS
          ---------------------------------------------------------------

                   $260.1 MILLION, UP 15.5 PERCENT OVER 1995;
                   -----------------------------------------


      NEW YORK, NEW YORK, January 23, 1997 --- The CIT Group Holdings, Inc., one of the nation's largest commercial and consumer lending organizations, today reported record net income of $260.1 million for the year 1996, a 15.5 percent increase from the $225.3 million reported for 1995. This represents the ninth consecutive increase in annual earnings and the sixth consecutive year of record earnings. Fourth quarter earnings were also strong, increasing to $62.8 million, up 9.4 percent over 1995. The 1996 improvements were due to stronger revenues from increased finance income, higher fees and other income, partially offset by increased operating expenses.

      "This year proved to be very rewarding for The CIT Group. Revenues substantially increased as a result of improved fees, strong loan originations, particularly in consumer and equipment financing, and gains on leased equipment and venture capital investment sales," said Albert R. Gamper, Jr., president and chief executive officer. "As we begin 1997, we believe that our broad base of businesses and the growth we achieved in 1996 both position us well in this highly competitive environment," added Gamper.

Financial highlights for 1996:

o Return on average financing and leasing assets ("AEA") for 1996 was 1.57 percent, up from 1.46 percent for 1995.

o Financing and leasing assets totaled $18.4 billion, up $1.5 billion (8.8%) from $16.9 billion at December 31, 1995. This increase was driven by strong growth in the consumer and small to medium ticket equipment portfolios.

o Net finance income rose to $797.9 million (4.82% of AEA) in 1996, compared to $697.7 million (4.54% of AEA) in 1995. The improvements reflect the increase in average financing and leasing assets, lower borrowing costs and higher fees on account terminations.

o Fees and other income totaled $244.1 million in 1996, up sharply from $184.7 million in 1995. The increase reflects higher gains from equipment sales and venture capital investment transactions, as well as increased servicing fees and higher factoring commissions.

o Salaries and general operating expenses for 1996 totaled $393.1 million (2.38% of AEA) for 1996 versus $345.7 million (2.25% of AEA) in 1995. The increase in expenses is primarily related to the growth in the consumer and small to medium ticket equipment portfolios, and the servicing of a higher managed consumer asset portfolio.

o Depreciation on operating lease equipment in 1996 was $121.7 million compared to $79.7 million in 1995 due to growth in the operating lease portfolio.

o Netcredit losses during 1996 were $101.5 million, 0.62% of average finance receivables, up from $77.2 million, 0.50% of average finance receivables for the year of 1995.

o Finance receivables on nonaccrual status declined to $119.6 million (0.70% of finance receivables) at December 31, 1996 from $139.5 million (0.88% of finance receivables) at the end of 1995. Finance receivables past due 60 days or more increased to $292.3 million (1.72% of finance receivables) at December 31, 1996, from $263.9 million (1.67% of finance receivables) at December 31, 1995.

o Assets received in the settlement of loans increased to $47.9 million at December 31, 1996, from $42.0 million at December 31, 1995.

o Total nonperforming assets, comprised of finance receivables on nonaccrual status and assets received in satisfaction of loans, declined to $167.5 million at December 31, 1996 from $181.5 million at year end 1995. As a percentage of finance receivables, total nonperforming assets were 0.99 percent at December 31, 1996 down from 1.15 percent at December 31, 1995.

o The reserve for credit losses was $220.8 million at year-end 1996, a $14.8 million increase from the prior year and represented 1.30 percent of finance receivables for both periods.

o Stockholders' equity totaled $2.1 billion and the ratio of debt-to-equity was 7.04 to 1 at December 31, 1996 compared to 7.09 to 1 at December 31, 1995.


     The CIT Group Holdings, Inc. is owned 80 percent by The Dai-Ichi Kangyo Bank, Limited, one of the largest banks in the world, and 20 percent by The
Chase Manhattan Corporation, the largest bank holding company in the United States.

               (SEE ATTACHED TABLES FOR ADDITIONAL FINANCIAL DATA)

                                      # # #

                  THE CIT GROUP HOLDINGS, INC. AND SUBSIDIARIES
                         CONSOLIDATED INCOME STATEMENTS
                          (DOLLAR AMOUNTS IN MILLIONS)



                                                        YEARS ENDED
                                                        DECEMBER 31,
                                           -------------------------------------
                                              1996   % TO AEA   1995    % TO AEA
                                           --------- -------- --------- --------

Finance income                             $ 1,646.2   9.90%* $ 1,529.2   9.90%*
Interest expense                               848.3   5.08*      831.5   5.36*
                                           ---------   ----   ---------   ----

  Net finance income                           797.9   4.82       697.7   4.54

Fees and other income                          244.1   1.48       184.7   1.20
                                           ---------   ----   ---------   ----

  Operating revenue                          1,042.0   6.30       882.4   5.74
                                           ---------   ----   ---------   ----

Salaries and general operating expenses        393.1   2.38       345.7   2.25

Net credit losses                              101.5   0.62**      77.2   0.50**
Provision for finance receivables increase       9.9   0.06        14.7   0.10
                                           ---------   ----   ---------   ----
  Provision for credit losses                  111.4   0.67        91.9   0.60

Depreciation on operating lease equipment      121.7   0.74        79.7   0.52
                                           ---------   ----   ---------   ----

  Operating expenses                           626.2   3.79       517.3   3.37
                                           ---------   ----   ---------   ----

Income before provision for income taxes       415.8   2.51       365.1   2.37

Provision for income taxes                     155.7   0.94       139.8   0.91
                                           ---------   ----   ---------   ----

  Net income                               $   260.1   1.57%  $   225.3   1.46%
                                           =========   ====   =========   ====

Average financing and leasing assets (AEA) $16,543.1          $15,377.5

Average finance receivables                $16,352.2          $15,397.8

* Excludes interest income and interest expense relating to interest-bearing deposits
** Percent to average finance receivables

                  THE CIT GROUP HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                          (DOLLAR AMOUNTS IN MILLIONS)



                                               DECEMBER 31,     DECEMBER 31,
                                                   1996             1995
                                               ------------     ------------

ASSETS
------
FINANCING AND LEASING ASSETS
Loans
   Commercial                                    $10,195.6        $10,356.3
   Consumer                                        3,239.0          2,344.0
Lease receivables                                  3,562.0          3,095.2
                                                 ---------        ---------
   Finance receivables                            16,996.6         15,795.5
Reserve for credit losses                           (220.8)          (206.0)
                                                 ---------        ---------
   Net finance receivables                        16,775.8         15,589.5

Operating lease equipment                          1,402.1          1,113.0

CASH AND CASH EQUIVALENTS                            103.1            161.5

OTHER ASSETS                                         651.5            556.3
                                                 ---------        ---------
   TOTAL ASSETS                                  $18,932.5        $17,420.3
                                                 =========        =========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
DEBT
Commercial paper                                 $ 5,827.0        $ 6,105.6
Variable rate senior notes                         3,717.5          3,827.5
Fixed rate senior notes                            4,761.2          3,337.0
Subordinated fixed rate notes                        300.0            300.0
                                                 ---------        ---------
   Total debt                                     14,605.7         13,570.1

Credit balances of factoring clients               1,134.1            980.9
Accrued liabilities and payables                     594.0            485.9
Deferred Federal income taxes                        523.3            469.2
                                                 ---------        ---------
   Total liabilities                              16,857.1         15,506.1

STOCKHOLDERS' EQUITY
Common stock - authorized, issued and
   outstanding - 1,000 shares                        250.0            250.0
Paid-in capital                                      573.3            408.3
Retained earnings                                  1,252.1          1,255.9
                                                 ---------        ---------
   Total stockholders' equity                      2,075.4          1,914.2
                                                 ---------        ---------
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $18,932.5        $ 17,420.3
                                                 =========        ==========